SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **SPRING CREEK CAPITAL CORP.**, did on May 11, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 12, 2006.

Dean Heller

DEAN HELLER
Secretary of State

By Sandra A. Kraatz
Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Entity #
E0356132006-4
Document Number:
20060301493-78

Date Filed:
5/11/2006 2:40:54 PM
In the office of

Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	SPRING CREEK CAPITAL CORP.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc. Name 502 East John Street — Street Address; Carson City — City; Nevada 89706 — Zip Code Optional Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 — Par value: $ 0.001 — Number of shares without par value:
4. **Names & Addresses of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. JAGJIT JAY SIDHU Name 12684 70-A AVENUE SURREY, — Street Address; BC, CANADA — City; XX — State; V3W 2J4 — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	CSC Services of Nevada, Inc. — Name; Signature 502 East John Street — Address; Carson City — City; NV — State; 89706 — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company — 5/11/2006 Date

This form must be accompanied by appropriate fees.